UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2015

HYDROPHI TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	000-55050	27-2880472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRA Employer Identification No.)

3404 Oakcliff Road, Suite C6 Doraville, GA	30340
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 974-9910

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 9, 2015, Hydrophi Technologies Group, Inc. (the “Company”) filed an Articles of Amendment with the Florida Department of State, Division of Corporation, to increase the total authorized shares of the Company to six hundred twenty five million (625,000,000) shares, consisting of six hundred million (600,000,000) shares of common stock, par value $0.0001 and twenty five million (25,000,000) shares of preferred stock, par value $0.0001.  The Articles of Amendment was declared effective on January 9, 2015.

Item 9.01

Financial Statements and Exhibits

Exhibit

Number

Description of Document

3.1

Articles of Amendment to the Articles of Incorporation of Hydrophi Technologies Group, Inc., filed on January 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HydroPhi Technologies Group, Inc.

Date: January 13, 2015	By:	/s/ Roger M. Slotkin
Roger M. Slotkin
President, Chief Executive Officer and Director